UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2011

BRADY CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-14959	39-0971239
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6555 West Good Hope Road Milwaukee, Wisconsin	53223
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 358-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT
                OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Restricted Stock Amendment

Effective July 20, 2011, the Compensation Committee of the Board of Directors approved an amendment to the restricted stock agreements under which the Company issued restricted stock to certain of its executive officers on January 8, 2008. Pursuant to the amendment, an additional vesting opportunity has been added that will allow vesting to occur on July 31, 2014, provided the executive remains continuously employed by the Company and subject to the satisfaction of certain performance criteria. The foregoing summary is qualified in its entirety by the full text of the form of amendment to the restricted stock agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The Corporation’s Chief Executive Officer, Chief Financial Officer, and three of its named executive officers currently have the following restricted shares affected by this amendment: Frank M. Jaehnert, 50,000 restricted shares; Thomas J. Felmer, 35,000 restricted shares; Allan J. Klotsche, 35,000 restricted shares; Peter C. Sephton, 35,000 restricted shares; and Matthew O. Williamson, 35,000 restricted shares.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

The following is filed as an Exhibit to this Report.

Exhibit No.     Description of Exhibit

10.1	Form of Amendment, dated July 20, 2011, to restricted stock agreement for restricted stock issued on January 8, 2008 to Frank M. Jaehnert, Thomas J. Felmer, Allan J. Klotsche, Peter C. Sephton and Matthew O. Williamson.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADY CORPORATION

Date: July 26, 2011

/s/ Thomas J. Felmer
Thomas J. Felmer
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.     Description of Exhibit

10.1	Form of Amendment, dated July 20, 2011, to restricted stock agreement for restricted stock issued on January 8, 2008 to Frank M. Jaehnert, Thomas J. Felmer, Allan J. Klotsche, Peter C. Sephton and Matthew O. Williamson.